UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2009
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On July 1, 2009, iParty Corp. (the “Company”) and its wholly-owned subsidiary, iParty Retail Stores Corp., as borrowers (together, the “Borrowers”), and Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and Lender (“Wells Fargo”), entered into a Second Amended and Restated Credit Agreement (the “Agreement”).

The Agreement amends and restates the previous revolving credit facility with Wells Fargo, continues the revolving line of credit in the amount of up to $12,500,000 and extends the maturity date of the revolving line of credit for three years to July 2, 2012.  In addition, the Agreement includes an option whereby the Borrowers may increase the revolving line of credit up to a maximum level of $15,000,000.  The amount of credit that is available from time to time under the Agreement is determined as a percentage of the value of eligible inventory plus a percentage of the value of eligible credit card receivables, as reduced by certain reserve amounts that may be required by Wells Fargo.

Borrowings under the Agreement will generally accrue interest at a margin ranging from 3.00% to 3.50% (determined according to the average daily excess availability during the fiscal quarter immediately preceding the adjustment date) over, at the Borrowers’ election, either the London Interbank Offered Rate (“LIBOR”) or a base rate determined by Wells Fargo from time to time.  The credit facility also provides for letters of credit and includes an unused line fee on the unused portion of the revolving credit line.

Subject to conditions set forth in the Agreement which the Company expects to meet, the Agreement continues to allow proceeds from the revolving line of credit to be used to repay the Company’s $2.5 million loan from Highbridge International LLC when it becomes due on September 15, 2009.

The obligations of the Borrowers under the Agreement and the other loan documents are secured by a lien on substantially all of the personal property of the Company and its direct and indirect wholly-owned domestic subsidiaries.

The full text of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain statements in this Current Report on Form 8-K, particularly statements contained in this Item 1.01, “Entry Into a Material Definitive Agreement” constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of  the Securities Exchange Act of 1934, as amended.  The words “anticipate”, “believe”, “estimate”, “expect”, “plan”, “intend” and other similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them.  Forward-looking statements included in this Current Report on Form 8-K or hereafter included in other publicly available documents filed with the Securities and Exchange Commission (“SEC”), reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties, and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward looking statements.  Such future results are based upon our best estimates based upon current conditions and the most recent results of operations.  Various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements contained in this Current Report on Form 8-K.  These include, but are not limited to, those described under Item 1A, “Risk Factors” of our most recently filed Annual Report on Form 10-K for the year ended December 27, 2008 and our other periodic reports subsequently  filed with the SEC.  Our forward-looking statements speak only as of the date of this Current Report on Form 8-K, and we do not intend to update these statements to reflect events or circumstances that occur after this date.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in respect of the Agreement, and Exhibit 10.1 in respect thereof, are hereby incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.                      The following exhibit is being filed herewith:

10.1
Second Amended and Restated Credit Agreement among iParty Corp. and its wholly owned subsidiary iParty Retail Stores Corp., as borrowers, and Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and Lender dated as of July 1, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.
By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: July 6, 2009

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1
Second Amended and Restated Credit Agreement among iParty Corp. and its wholly owned subsidiary  iParty Retail Stores Corp., as borrowers, and Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and Lender dated as of July 1, 2009

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